UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

TravelCenters of America Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-33274	20-5701514
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, OH 44145-5639

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (440) 808-9100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Shares of Common Stock, $0.001 Par Value Per Share	TA	The Nasdaq Stock Market LLC
8.25% Senior Notes due 2028	TANNI	The Nasdaq Stock Market LLC
8.00% Senior Notes due 2029	TANNL	The Nasdaq Stock Market LLC
8.00% Senior Notes due 2030	TANNZ	The Nasdaq Stock Market LLC

Securities registered pursuant to section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On February 15, 2023, TravelCenters of America Inc., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, BP Products North America Inc., a Maryland corporation (“Parent”), and Bluestar RTM Inc., a Maryland corporation and an indirect wholly-owned subsidiary of Parent (“Merger Subsidiary”), pursuant to which Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company surviving the merger.

The Board of Directors of the Company (the “Board”) has unanimously (i) determined and declared that the Merger and the agreements ancillary to the Merger Agreement (the “Ancillary Agreements”) and the other transactions contemplated by the Merger Agreement and the Ancillary Agreements are advisable, (ii) approved the execution, delivery and performance of the Merger Agreement and the Ancillary Agreements, and, subject to the affirmative vote of the holders of a majority of the outstanding shares of common stock, par value $0.001 per share of the Company (“Company Stock” and such affirmative vote, the “Company Stockholder Approval”), the consummation of the transactions contemplated by the Merger Agreement and the Ancillary Agreements upon the terms and subject to the conditions set forth therein, (iii) directed that the approval of the Merger and the other transactions contemplated by the Merger Agreement be submitted to a vote of the holders of Company Stock at a meeting of the Company’s stockholders, (iv) resolved to include in the proxy statement that will be prepared in connection with the company stockholder meeting and the transactions contemplated by the Merger Agreement (the “Proxy Statement”) the recommendation of the Board to holders of Company Stock to vote in favor of approval of the Merger by the Company’s stockholders and (v) has taken all steps necessary pursuant to Section 3-603(c) of the Maryland General Corporation Law (the “MGCL”) to exempt the Agreement, the Ancillary Agreements, the Merger and the transactions contemplated thereby from the provisions of Section 3-602 of the MGCL.

As a result of the Merger, at the effective time of the Merger (the “Effective Time”), each share of Company Stock outstanding immediately prior to the Effective Time (other than shares of Company Stock (i) owned by Parent or Merger Subsidiary immediately prior to the Effective Time, or (ii) held by any Subsidiary (as defined in the Merger Agreement) of the Company or Parent (other than Merger Subsidiary) immediately prior to the Effective Time), will be converted into the right to receive $86.00 in cash, without interest (the “Merger Consideration”).

Immediately prior to the Effective Time, each then-outstanding share of Company Stock granted subject to vesting or other lapse restrictions under any Company stock plan (each, a “Company Restricted Share”) that is outstanding immediately prior to the Effective Time will vest in full and become free of such restrictions and will be converted into the right to receive the Merger Consideration under the same terms and conditions as apply to the receipt of the Merger Consideration by holders of Company Stock generally.

The closing of the Merger is subject to the satisfaction or waiver of certain conditions, including, among other things, (i) receipt by the Company of the Company Stockholder Approval, (ii) that there is no temporary restraining order, preliminary or permanent injunction or other judgment issued by any court of competent jurisdiction in effect enjoining or otherwise prohibiting the consummation of the Merger, (iii) the expiration or termination of any applicable waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all other approvals under antitrust laws, (iv) the accuracy of the representations and warranties contained in the Merger Agreement (subject to specified materiality qualifiers), (v) compliance with the covenants and obligations under the Merger Agreement in all material respects; (vi) the absence of a material adverse effect with respect to the Company; and (vii) the execution, release and delivery of the Consent and Amendment Agreement (described further below).

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the Effective Time.

The Merger Agreement also includes a covenant requiring the Company, subject to certain exceptions, not to solicit any acquisition proposal, enter into or participate or engage in any discussions or negotiations with, related to an acquisition proposal or enter into any letter of intent, acquisition agreement or other similar agreement relating to an acquisition proposal. Further, the Board will not withhold, withdraw, amend or modify, or publicly propose to do any of the foregoing, its recommendation in a manner adverse to Parent, adopt, approve or recommend to the Company stockholders an acquisition proposal, fail to reaffirm its recommendation within ten business days following Parent’s written request, fail to recommend against acceptance of a tender or exchange offer for shares of Company Common Stock within ten business days after the commencement thereof, nor fail to include its recommendation in the Proxy Statement. Notwithstanding these restrictions, at any time prior to obtaining the Company Stockholder Approval, if the Company has received a written, bona fide, unsolicited acquisition proposal from any third party (or a group of third parties) that the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes or could reasonably be expected to lead to a superior proposal, and the failure to take the following actions would reasonably be expected to be inconsistent with its duties under applicable law, then the Company, directly or indirectly through certain specified representatives may, subject to certain conditions, engage in discussions with such third party and furnish to such third party non-public information relating to the Company or any of its Subsidiaries pursuant to an acceptable confidentiality agreement. Further, at any time prior to obtaining the Company Stockholder Approval, in respect to a superior proposal received by the Company after the date of the Merger Agreement on an unsolicited basis, if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be reasonably expected to be inconsistent with its duties under applicable law, the Board of Directors of the Company may, subject to compliance with certain conditions, (i) make an Adverse Recommendation Change (as defined in the Merger Agreement) or (ii) cause the Company to terminate the Merger Agreement in compliance with the terms of the Merger Agreement in order to enter into a binding written definitive agreement providing for such superior proposal.

The Merger Agreement contains certain termination rights for each of the Company and Parent. Upon termination of the Merger Agreement in accordance with its terms, under certain specified circumstances, the Company will be required to pay Parent a termination fee in an amount equal to $51.9 million, including if the Merger Agreement is terminated due to the Company accepting an unsolicited superior proposal or due to the Board changing its recommendation to the Company’s stockholders to vote to approve the Merger Agreement. The Merger Agreement further provides that Parent will be required to pay the Company a termination fee in an amount equal to $90.9 million in the event the Merger Agreement is terminated under certain specified circumstances and receipt of antitrust approval has not been obtained by such time.  Subject to certain exceptions and limitations, either party may terminate the Merger Agreement if the Merger is not consummated by November 15, 2023, subject to (x) an automatic 90-day extension and (y) an additional 90-day extension under certain circumstances.

Subject to the satisfaction of the conditions to the closing of the Merger, the Company expects the closing of the transactions contemplated by the Merger Agreement to occur by mid-year 2023.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Voting Agreements

In connection with the Merger Agreement, each of Service Properties Trust (“SVC”), which owns an aggregate amount of 7.8% of the Company’s shares outstanding and The RMR Group (“RMR”), which owns an aggregate amount of 4.1% of the Company’s shares outstanding, entered into agreements with Parent (each a “Voting Agreement”) pursuant to which, among other things, each of SVC and RMR has agreed to vote all of their shares of Company Stock beneficially owned by it and its subsidiaries to approve the Merger.

The obligations of each of SVC and RMR under the applicable Voting Agreement terminate upon the earliest to occur of (i) the Effective Time, (ii) the valid termination of the Merger Agreement pursuant to its terms or (iii) the effective date of a written agreement duly executed and delivered by Parent and SVC or RMR, as the case may be, terminating such Voting Agreement.

Consent and Amendment Agreement

The Company, its subsidiary TA Operating LLC (together with the Company, the “TCA Parties”), Parent, SVC and certain of SVC’s subsidiaries (together with SVC, the “SVC Parties”) also entered into a Consent and Amendment Agreement, dated as of February 15, 2023 (the “Consent and Amendment Agreement”), pursuant to which (i) the SVC Parties consented to the entry by the Company into the Merger Agreement and the consummation of the transactions contemplated thereby and any resulting change in control or assignment of the TCA Parties resulting from either or both of the Merger and such transactions, (ii) simultaneously with the Effective Time, TA Operating LLC and certain subsidiaries of SVC will amend and restate the existing leases between TA Operating LLC and certain subsidiaries of SVC and BP Corporation North America, Inc. and certain subsidiaries of SVC will amend and restate the guarantees by the Company in respect thereof and (iii) simultaneously with the Effective Time, the SVC Parties will sell certain trademarks to the Company for an amount equal to their net book value to be paid by Parent on behalf of the Company.

The foregoing description of the Consent and Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Consent and Amendment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with approving the Company’s entry into the Merger Agreement, but prior to the execution of the Merger Agreement, upon the recommendation of the Compensation Committee of the Board, the Company’s Board of Directors approved an Executive Severance Agreement (collectively, the “Executive Agreements”) with each of Jonathan Pertchik, Chief Executive Officer of the Company, Barry Richards, President of the Company, Peter Crage, Executive Vice President and Chief Financial Officer of the Company, and Mark Young, Executive Vice President and General Counsel of the Company (each, an “Executive” and, collectively, the “Executives”). The Executive Agreements provide that no more than sixty (60) days following the closing of the Merger, each Executive will receive an amount in cash equal to (i) the sum of the Executive’s annual base salary and annual bonus paid to the Executive for the 2022 calendar year and (ii) a pro rata portion of the Executive’s annual bonus for the calendar year in which the closing of the Merger occurs in an amount equal to (x) the annual bonus paid to the Executive for the 2022 calendar year multiplied by (y) a fraction, the numerator of which is the number of days during the calendar year of the closing that elapsed prior to such closing and the denominator of which is 365 (together, the “Retention Bonus”). In order to receive a Retention Bonus, an Executive must remain employed by the Company through the closing of the Merger and execute and not revoke a release of claims in favor of the Company and its affiliates.

The foregoing description of the Executive Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Executive Severance Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On February 16, 2023, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed solicitation material in respect of the proposed acquisition of the Company by Parent. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, the Company plans to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. the Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a Company stockholder meeting to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Company’s proxy statement. Stockholders may obtain a free copy of the proxy statement and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its investor relations website at ir.intersectent.com copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Merger Agreement, which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation

The Company and certain of its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 23, 2022, and its definitive proxy statement for the 2022 annual general meeting of stockholders, which was filed with the SEC on April 7, 2022. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the Company’s proxy statement for its 2022 annual general meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from the Company’s stockholders in connection with in the proposed transaction, which may, in some cases, be different than those of the Company’s stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Company’s website at https://investors.ta-petro.com.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” including statements containing the words “expect,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. Statements that describe or relate to Parent’s or the Company’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements include, without limitation, the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company does business, or on the Company operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; and business disruption following the proposed transaction. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2022, and those factors detailed from time to time in the Company’s other SEC reports including quarterly reports on Form 10-Q and current reports on Form 8-K. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

2.1†	Agreement and Plan of Merger, dated as of February 15, 2023, by and among BP Products North America Inc., Bluestar RTM Inc. and TravelCenters of America Inc.

10.1†	Consent and Amendment Agreement, dated as of February 15, 2023, by and among the parties identified therein as the SVC parties, the parties identified therein as the TCA parties and BP Products North America Inc.

10.2	Form of Executive Severance Agreement

99.1	Press Release issued on February 16, 2023

104	Cover Page Interactive Data File, formatted in Inline XBRL.

†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2023

TravelCenters of America Inc.

By:	/s/ Peter J. Crage
Name:	Peter J. Crage
Title:	Executive Vice President, Chief Financial Officer and Treasurer